UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	August 12, 2008

BOVIE MEDICAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

012183	11-2644611
(Commission File Number)	(IRS Employer Identification No.)

734 Walt Whitman Road, Melville, New York 11747
(Address of Principal Executive Offices, Including Zip Code)

(631) 421-5452
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
(see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On August 12, 2008, Bovie Medical Corporation (the “Company”) entered into a Business Loan Agreement (Asset Based), Promissory Note and Commercial Security Agreement (collectively, the “Original Loan Documents” with RBC Bank (USA) pursuant to which the Company obtained a secured revolving line of credit facility of up to $5 million. Under the terms of the Original Credit Facility, outstanding advances were due on demand and interest thereon was payable at a rate of LIBOR plus 1.9% and secured by a perfected first security interest in all our business assets, namely inventory, accounts receivable, equipment, and general intangibles.

On December 2, 2009, the Company and RBC Bank (USA) entered into a Modification Agreement which modified the Original Loan Documents to increase the size of the Original Credit Facility form $5 million to $8 million (the ‘2009 Credit Facility”).  On the same date the Company and RBC Bank (USA) also entered into a separate agreement whereby RBC Bank (USA) agreed to provide the Company with a separate additional credit facility for up to $1 million specific to financing new equipment purchases (the “Equipment Facility”).

Advances under the 2009 Credit Facility are due on demand and bear interest at a rate of LIBOR plus 2% with a minimum floor rate of 4.0% and are secured by a perfected first security interest in the Company’s inventory, accounts receivable, and equipment.  The Equipment Facility provides for a two (2) year draw down period followed by a five (5) year term period and bears interest at LIBOR plus 2% with a minimum floor of 4% and is secured by a perfected first security interest in the new equipment purchased.  The Equipment Facility also allows the Company the option of financing purchased equipment at 75% of the cost through either a traditional loan or through RBC leasing at the time of purchase.  Subsequent available borrowings for both of these credit facilities is subject to a borrowing base utilizing a percentage of eligible receivables, inventories, and any assigned cash along with compliance with certain financial covenants.

Item 2.03                      Creation Of A Direct Financial Obligation Or An Obligation Under An Off-Balance Sheet Arrangement Of A Registrant

The information set forth in Item 1.01 of this report on Form 8-K is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

10.1           Modification Agreement dated as of December 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOVIE MEDICAL CORPORATION

Date: March 15, 2010	/s/ Andrew Makrides
Name: Andrew Makrides
Title: President and Chairman of the Board